EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‐8 (Nos. 333-269026, 333-261767, 333-251516, 333-222151, 333-200826, 333-165482 and 333-145904) and Form S-3 (No. 333-278376) of RCM Technologies, Inc. of our report dated March 13, 2025 to the financial statements of RCM Technologies, Inc. and Subsidiaries as of, and for the year ended, December 28, 2024 appearing in this Annual Report on Form 10-K.

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey

April 3, 2026